CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statements of Additional Information and to the incorporation by reference of our report dated November 25, 2008 on the financial statements and financial highlights of Touchstone Funds Group Trust, in Post-Effective Amendment Number 50 to the Registration Statement (Form N-1A, No. 33-70958), included in the Annual Report to Shareholders for the fiscal year ended September 30, 2008, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Cincinnati, Ohio
December 28, 2009